Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-76600 on Form S-8 of Fulton Financial Corporation of our report dated June 16, 2005, appearing in this Annual Report on Form 11-K of Fulton Financial Corporation Profit Sharing Plan for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Columbus, Ohio
June 27, 2005